Exhibit 10.1

TIME-BASED PHANTOM STOCK UNIT AGREEMENT
PIONEER ENERGY SERVICES CORP.
AMENDED AND RESTATED 2007 INCENTIVE PLAN
THIS TIME-BASED PHANTOM STOCK UNIT AGREEMENT (this “Agreement”) is made as of <<Date>>, by and between Pioneer Energy Services Corp. (the “Company”) and <<Name>> (the “Employee”) pursuant to the Pioneer Energy Services Corp. Amended and Restated 2007 Incentive Plan (Effective <<Date>>) (the “Plan”). Capitalized terms are defined in the Plan if not defined herein.
The Compensation Committee of the Board of Directors of the Company (the “Committee”) desires to benefit the Company by increasing motivation on the part of the Employee, who is materially important to the Company, by creating an incentive to remain as an employee of the Company and to work to the very best of the Employee’s abilities.
To further this purpose, the Company desires to make an award (the “Award”) of phantom stock units (the “Phantom Stock Units”) to the Employee under the terms of the Plan. The grant date value (the “Grant Date Value”) of each Phantom Stock Unit is <<Value>>.
Pursuant to official action of the Committee on <<Date>> (the “Date of Award”), the Company undertook to grant the Award contemplated by this Agreement to the Employee.
1.    Grant of Phantom Stock Units. Subject to the vesting and other terms and conditions set forth in this Agreement, the Employee is hereby awarded <<Number>> Phantom Stock Units.
2.    Nature of Phantom Stock Units. Each Phantom Stock Unit represents an unfunded, unsecured right to receive upon vesting an amount (the “Settlement Amount”) determined as follows:
(a)    If the Phantom Stock Unit vests pursuant to Section 4(a), the Settlement Amount shall be an amount equal to the average closing price of the Company’s Common Stock for the last fourteen (14) trading days in December of the immediately preceding calendar year, but in no event more than the amount equal to <<Number>> times the Grant Date Value; and
(b)    If the Phantom Stock Unit vests pursuant to Section 4(b), the Settlement Amount shall be equal to the average closing price of the Common Stock for the fourteen (14) trading days immediately preceding the date on which the Phantom Stock Unit vests, but in no event more than the amount equal to <<Number>> times the Grant Date Value.
3.    Settlement of Vested Phantom Stock Units. Payment of the Settlement Amount for a vested Phantom Stock Unit shall be made to the Employee within fifteen (15) business days following the date on which such Phantom Stock Unit vests (as applicable, the “Vesting Date”). In the Committee’s discretion, payment of the Settlement Amount shall be made (a) in the form of a lump sum cash payment, (b) by issuing, in the Employee’s name, a number of shares of Common Stock having a Fair Market Value on the Vesting Date equal to the Settlement Amount, or (c) a combination of cash and shares of Common Stock. Payment shall be subject to withholding for taxes in accordance with Section 11.

4.    Vesting.
(a)    Vesting Schedule. Subject to Section 4(b) below, the Employee’s interest in the Phantom Stock Units granted hereunder shall vest with respect to <<Vesting portion>> of the Phantom Stock Units on <<Date>> of each of <<Years of vesting>>, provided, in each case, that the Employee remains continuously employed by the Company or a subsidiary of the Company from the Date of Award through the applicable Vesting Date, except as provided in Section 4(b) below.
(b)    Accelerated Vesting Upon Certain Events.
(i)    Change in Control. If either (A) the Employee remains continuously employed by the Company or a subsidiary of the Company through the date on which such Change in Control occurs or (B) the Employee’s employment or other service with the Company and its subsidiaries is involuntarily terminated without Cause on or after the thirtieth (30th) day prior to the date on which such Change in Control occurs, the Employee shall, upon the occurrence of the Change in Control, automatically and immediately vest in all then-unvested Phantom Stock Units.
(ii)    Death; Disability. If the Employee’s employment or other service with the Company and its subsidiaries terminates as a result of the Employee’s death or Disability, the Employee shall, upon such event, automatically and immediately vest in all then-unvested Phantom Stock Units.
5.    Effect of Termination of Employment. Except as provided in Section 4(b)(i) or (ii), all unvested Phantom Stock Units shall terminate and be cancelled without payment to the Employee on the first date the Employee is no longer employed by the Company or one of its subsidiaries.
6.    No Shareholder Rights. The Employee shall have no rights as a shareholder of the Company, no dividend rights and no voting rights with respect to any shares of Common Stock underlying the Phantom Stock Units.
7.    Provisions of the Plan Control. The Award is made pursuant to the Plan and is subject to the terms and provisions of the Plan and this Agreement. The terms and provisions of the Plan are incorporated into this Agreement and will govern to the extent that the terms and provisions in this Agreement conflict with the terms and provisions of the Plan. The Employee acknowledges receipt of a copy of the Plan prior to executing this Agreement.
8.    Limitations on the Employee’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Employee shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and payable, if any, with respect to the Phantom Stock Units as and when payable hereunder.
9.    Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Company’s Common Stock contemplated by Section 12 of the Plan (including, without limitation, declaration of an extraordinary dividend or other extraordinary distribution (whether in the form of cash, Common Stock or other property), stock split or reverse stock split), the Committee shall make adjustments in accordance with such section in the number of Phantom Stock Units then outstanding. For avoidance of doubt, no such adjustment shall be made with respect to any ordinary cash dividend.

10.    Compliance with Section 409A. This Agreement and the Plan provisions that apply to this Award are intended and shall be construed to comply with Section 409A of the Code (including the requirements applicable to, or the conditions for exemption from treatment as, a “deferral of compensation” or “deferred compensation” as those terms are defined in the regulations under Section 409A of the Code, whether by reason of short-term deferral treatment or other exceptions or provisions). The Committee shall have full authority to give effect to this intent.
11.    Responsibility for Taxes; Withholding.
(a)    The Employee acknowledges that the ultimate liability for any and all income tax (including U.S. federal, state and local tax or non-U.S. tax) arising in connection with the grant, vesting and/or settlement of this Award is and remains the Employee’s responsibility. The Employee further acknowledges that the Company (i) makes no representations or undertakings regarding the tax treatment of any aspect of the Award and (ii) does not commit to and is under no obligation to structure any aspect of the Award to reduce or eliminate the Employee’s tax liability or achieve any particular tax result.
(b)    The grant and settlement of this Award shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements (the “Required Withholding”). In this regard, the Employee authorizes the Company, at its discretion and pursuant to such procedures as it may specify from time to time, to satisfy the Required Withholding by one or a combination of the following: (i) withholding from any wages or other cash compensation payable to the Employee by the Company or a subsidiary; (ii) withholding from the Settlement Amount otherwise payable to the Employee (whether such Settlement Amount is payable in the form of cash or shares of Common Stock); or (iii) arranging for the sale of shares of Common Stock (if any) otherwise deliverable to the Employee in settlement of the Award (on the Employee’s behalf and at the Employee’s direction pursuant to this authorization) and withholding the Required Withholding from the proceeds of such sale of shares of Common Stock. By execution of this Agreement, the Employee shall be deemed to have authorized the satisfaction of the Required Withholding by the Company as provided herein, and agrees to pay to the Company any portion of the Required Withholding that cannot be satisfied by the foregoing means.
12.    No Service Rights. This Agreement is not a services or employment agreement and nothing contained in the Plan or this Agreement shall be interpreted or construed to confer upon the Employee any right with respect to the continuation of the Employee’s employment or other service with the Company or any subsidiary of the Company or interfere in any way with the right of the Company or any subsidiary of the Company at any time to terminate such relationship.
13.    Recoupment of Incentive Compensation Policy. Notwithstanding any other provision of this Agreement to the contrary, the Phantom Stock Units, any cash or shares of Common Stock issued in settlement of the Phantom Stock Units, and any amount received with respect to any sale of any such shares of Common Stock, shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s Recoupment of Incentive Compensation Policy, as it may be amended from time to time (the “Policy”). The Employee agrees and consents to the Company’s application, implementation and enforcement of (a) the Policy and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policy or applicable law without further consent or action being required by the Employee. To the extent that the terms of this Agreement and the Policy conflict, then the terms of the Policy shall prevail.
14.    Non-transferability. The Employee’s rights under this Agreement may not be sold, assigned, pledged, exchanged, hypothecated or otherwise disposed of, encumbered or transferred, except (a) to the Company or (b) upon the Employee’s death to a beneficiary designated by the Employee (subject to the terms of this Agreement and the Plan) or if no beneficiary has been duly designated or no duly designated beneficiary survives the Employee, pursuant to the Employee’s will or the laws of descent and distribution. Any attempted sale, assignment, pledge, exchange, hypothecation, disposition, encumbrance or transfer in violation of this Agreement shall be void and the Company and its subsidiaries will not be bound thereby.
15.    Severability. If any portion of this Agreement is determined to be in violation of any statute or public policy, then only the portion(s) of this Agreement that have been found to violate such statute or public policy shall be deleted and all portions of this Agreement that have not been found to violate any statute or public policy will continue in full force and effect. Furthermore, it is the parties’ intent that any order that requires deletion of any portion of this Agreement should modify the deleted portion of the Agreement as narrowly as possible to give as much effect as possible to the intentions of the parties hereto.
16.    Limitation of Liability. Under no circumstances will the Company or any Affiliate be liable for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any Person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to this Agreement, the Award or the Plan.
17.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflicts of law provisions.
18.    Amendment and Waiver. Except as otherwise provided in this Agreement or the Plan, this Agreement may be amended, modified or superseded only by written instrument executed by the Company and the Employee. Only a written instrument executed and delivered by the party waiving compliance hereof shall make any waiver of the terms or conditions effective. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect the right to enforce the same. No waiver by any party of any term or condition, or of any breach of any term or condition, contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other term or condition, or a waiver of any breach of any other term or condition.
19.    Miscellaneous. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, including any successor to the Company as the result of a direct or indirect purchase, merger, consolidation or similar transaction involving all or substantially all of the Company’s business or assets. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.
20.    Certain Definitions.
(a)    The term “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
(b)    The term “Associate” means, with reference to any Person, (i) any corporation, firm, partnership, association, unincorporated organization or other entity (other than the Company or any of its Affiliates) of which that Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the beneficial owner of 10% or more of any class of its equity securities,

(ii) any trust or other estate in which that Person has a substantial beneficial interest or for or of which that Person serves as trustee or in a similar fiduciary capacity and (iii) any relative or spouse of that Person, or any relative of that spouse, who has the same home as that Person.
(c)    The term “Cause” means, with reference to the Employee, (i) the commission by the Employee of (A) any felony or (B) any other crime or offense involving moral turpitude or dishonesty or involving money or other property of the Company or any Affiliate of the Company; (ii) the Employee’s participation in a fraud or act of dishonesty against the Company or any Affiliate of the Company; (iii) the Employee’s willful breach of the policies of the Company or of any Affiliate of the Company; (iv) the Employee’s intentional damage to the property of the Company or of any Affiliate of the Company; (v) any material breach by the Employee of any agreement between the Employee and the Company or any Affiliate of the Company; (vi) any unauthorized use or disclosure by the Employee of confidential information or trade secrets of the Company or its Affiliates; (vii) the Employee’s refusal or willful failure to substantially perform his or her employment duties; (viii) the Employee’s receipt of any bribe or kickback in connection with the Company’s or its Affiliates’ business; or (ix) the Employee’s willful engagement in material misconduct that results in damage to the Company or to its Affiliates or results in adverse publicity, public contempt or public ridicule of the Employee or the Company or its Affiliates. The determination by the Board or the Committee as to whether Cause exists shall be final, conclusive and binding on the Employee.
(d)    The term “Change in Control” means the occurrence of any of the following after the Date of Award:
(i)    any Person (other than an Exempt Person) is or becomes the beneficial owner of Voting Stock (not including any securities acquired directly from the Company after the date the Plan first became effective) representing 40% or more of the combined voting power of the Voting Stock then outstanding; provided, however, that a Change in Control will not be deemed to occur under this clause (i) if a Person becomes the beneficial owner of Voting Stock representing 40% or more of the combined voting power of the Voting Stock then outstanding solely as a result of a reduction in the number of shares of Voting Stock outstanding which results from the Company’s repurchase of Voting Stock, unless and until such time as that Person or any Affiliate or Associate of that Person purchases or otherwise becomes the beneficial owner of additional shares of Voting Stock constituting 1% or more of the combined voting power of the Voting Stock then outstanding, or any other Person (or Persons) who is (or collectively are) the beneficial owner of shares of Voting Stock constituting 1% or more of the combined voting power of the Voting Stock then outstanding becomes an Affiliate or Associate of that Person, unless, in either such case, that Person, together with all its Affiliates and Associates, is not then the beneficial owner of Voting Stock representing 40% or more of the Voting Stock then outstanding; or
(ii)    the following individuals cease for any reason to constitute a majority of the number of Directors then serving on the Company’s Board: (1) individuals who on the date the Plan first became effective constitute the Board; and (2) any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a majority vote of the Directors then still in office who either were Directors on the date the Plan first became effective or whose appointment, election or nomination for election was previously so approved or recommended; or
(iii)    there is consummated a merger or consolidation of the Company or any parent or direct or indirect subsidiary of the Company with or into any other corporation, other than: (A) a merger or consolidation which results in the Voting Stock outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities which entitle the holder thereof to vote generally in the election of members of the Board or similar governing body of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Exempt Person) is or becomes the beneficial owner of Voting Stock (not including, for purposes of this determination, any Voting Stock acquired directly from the Company or its subsidiaries after the date the Plan first became effective other than in connection with the acquisition by the Company or one of its subsidiaries of a business) representing 40% or more of the combined voting power of the Voting Stock then outstanding; or
(iv)    the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement for the sale or disposition of all or substantially all of the Company’s assets, unless (A) the sale is to an entity of which at least 50% of the combined voting power of the securities which entitle the holder thereof to vote generally in the election of members of the board of directors or similar governing body of such entity (“New Entity Securities”) are owned by shareholders of the Company in substantially the same proportions as their ownership of the Voting Stock immediately prior to such sale; (B) no Person other than the Company and any employee benefit plan or related trust of the Company or of such corporation then beneficially owns 40% or more of the New Entity Securities; and (C) at least a majority of the directors of such corporation were members of the incumbent Board at the time of the execution of the initial agreement or action providing for such disposition.
Notwithstanding the foregoing, if required to avoid accelerated taxation or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred for purposes of the settlement of the Award only if a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code shall also be deemed to have occurred.
(e)    The term “Disability” means the absence of the Employee from the Employee’s duties with the Company or any of its Affiliates on a full-time basis for at least 180 consecutive days as a result of incapacity due to mental or physical illness or injury which is determined by the Committee in its sole discretion to be permanent. Notwithstanding the foregoing, if required to avoid accelerated taxation or tax penalties under Section 409A of the Code, a “Disability” shall be deemed to have occurred for purposes of this Agreement only if the Employee is also “disabled” within the meaning of Section 409A(a)(2)(C) of the Code.
(f)    The term “Exempt Person” means: (i) the Company; (ii) any Affiliate of the Company; (iii) any employee benefit plan of the Company or of any Affiliate and any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or any Affiliate of the Company; or (iv) any corporation or other entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of capital stock of the Company.
(g)    The term “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(h)    The term “Voting Stock” means the Common Stock and any other securities issued by the Company that entitle the holder thereof to vote generally in the election of members of the Board.

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IN WITNESS WHEREOF, the Company has caused this Phantom Stock Unit Agreement to be duly executed by an officer thereunto duly authorized, and the Employee has executed this Agreement, all effective as of the date first above written.

PIONEER ENERGY SERVICES CORP.: By: Name: <<Company Officer>> Title:
EMPLOYEE: Name: Address: